SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Amendment No. __________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL FUNDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

May 17, 2019
Dear Shareholder:
A Special Meeting of Shareholders (the “Meeting”) of the High Yield Fund I (to be known as the High Income Fund, the “Fund”), a separate series of Principal Funds, Inc. (“PFI”), will be held at 655 9th Street, Des Moines, Iowa 50392 on June 21, 2019 at 10:00 a.m., Central Time.
At the Meeting, shareholders of the Fund will be asked to:

•	Approve a new sub-advisory agreement with Post Advisory Group, LLC for the Fund.
Enclosed you will find a Notice of Special Meeting of Shareholders, a Proxy Statement, and proxy card(s) for shares of the Fund you owned as of April 1, 2019, the record date for the Meeting. The Proxy Statement provides background information and describes in detail the proposal to be voted on at the Meeting.
The PFI Board of Directors has voted in favor of the proposal and recommends that you vote FOR the proposal.
In order for your shares to be voted at the Meeting, we urge you to read the Proxy Statement and then vote your shares in one of the following three ways:
By Internet: Follow the instructions located on your proxy card(s). Be sure you have your control number, as printed on your proxy card(s), available at the time you log on.
By Phone: The phone number is located on your proxy card(s). Be sure you have your control number, as printed on your proxy card(s), available at the time you call.
By Mail: Vote, sign, and date your proxy card(s) and return in the postage-paid envelope provided in this proxy package, allowing sufficient time for receipt by us by June 20, 2019.

We appreciate you taking the time to respond to this important matter. Your vote is important. If you have any questions regarding these proxy materials, please call our Shareholder Services Department toll-free at 1-800-222-5852.
Sincerely,
Michael J. Beer
President and Chief Executive Officer

PRINCIPAL FUNDS, INC.
711 High Street
Des Moines, Iowa 50392
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of the High Yield Fund I:
Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the High Yield Fund I (to be known as the High Income Fund, the “Fund”), a separate series of Principal Funds, Inc. (“PFI”), will be held at 655 9th Street, Des Moines, Iowa 50392, on June 21, 2019 at 10:00 a.m., Central Time. A Proxy Statement providing information about the following proposal to be voted on at the Meeting is included with this notice. The Meeting is being held to consider and vote on such proposal as well as any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Proposal 1:	Approval of a new sub-advisory agreement with Post Advisory Group, LLC for the Fund.
The PFI Board of Directors recommends that shareholders of the Fund vote FOR the proposal.
Approval of the proposal will require the affirmative vote of the holders of at least a “Majority of the Outstanding Voting Securities” (as defined in the accompanying Proxy Statement under "Voting Information - Voting Rights") of the Fund.
Each Fund shareholder of record at the close of business on April 1, 2019, the record date for the Meeting, is entitled to receive notice of and to vote at the Meeting or any adjournments or postponements thereof. Shareholders may change their vote and revoke their proxy at any time before it is voted at the Meeting by following the procedures outlined in the accompanying Proxy Statement under "Voting Information - Voting Procedures."
Please read the attached Proxy Statement carefully.
By order of the Board of Directors
Michael J. Beer    May 17, 2019
President and Chief Executive Officer    Des Moines, Iowa
Important Notice Regarding Availability of Proxy Statement
for the Special Meeting of Shareholders to be Held June 21, 2019.
This Proxy Statement is available on the Internet at www.proxy‑direct.com/pri-30604.

PRINCIPAL FUNDS, INC.
711 High Street
Des Moines, Iowa 50392
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 21, 2019

INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Directors") of Principal Funds, Inc. ("PFI") to be used at a Special Meeting of Shareholders of the High Yield Fund I (to be known as the High Income Fund, the “Fund”), a separate series of PFI, to be held at 655 9th Street, Des Moines, Iowa 50392, on June 21, 2019 at 10:00 a.m., Central Time (the "Meeting"). This Proxy Statement and accompanying form of proxy card will be sent to shareholders of the Fund on or about May 24, 2019. Shareholders of record at the close of business on April 1, 2019 are entitled to vote on the proposal, as set forth below.
PFI is a Maryland corporation and an open-end management investment company registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”). PFI currently offers 80 separate series (the "PFI Funds"), including the High Yield Fund I.
The sponsor of PFI is Principal Life Insurance Company, an insurance company organized in 1879 under the laws of the State of Iowa (“Principal Life”), and the investment advisor to the PFI Funds is Principal Global Investors, LLC (“PGI”). Principal Funds Distributor, Inc. (the "Distributor") is the distributor for all share classes of the PFI Funds. Principal Life, PGI, and the Distributor are indirect, wholly-owned subsidiaries of Principal Financial Group, Inc. The address of Principal Life and PGI is in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392. The Distributor's address is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.
PFI will furnish, without charge, copies of its most recent annual and semi-annual shareholder reports to any shareholder upon request. To obtain a copy of a report, please contact PFI by calling the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to PFI at P.O. Box 219971, Kansas City, MO 64121-9971. Copies of each PFI Fund's most recent annual and semi-annual shareholder reports can also be obtained at www.principalfunds.com/prospectuses.

PROPOSAL 1
APPROVAL OF NEW SUB-ADVISORY AGREEMENT WITH POST ADVISORY GROUP, LLC FOR THE HIGH YIELD FUND I
At its meeting on March 11, 2019, the Board, including all the Directors who are not “interested persons” (as defined in the 1940 Act) of PFI (the “Independent Directors”), approved a new sub-advisory agreement between PGI and Post Advisory Group, LLC (“Post”), appointing Post as a sub-advisor to the High Yield Fund I (to be known as the High Income Fund, the “Fund”) for an actively managed investment sleeve of the Fund. If the Fund's shareholders approve the new sub-advisory agreement with Post under this proposal, Post will replace Neuberger Berman Investment Advisers LLC as sub-advisor for such actively managed investment sleeve of the Fund. The new agreement is expected to become effective in July 2019.
The Fund pursues multiple investment strategies or “sleeves,” which are executed by multiple sub-advisors. PGI is responsible for, among other things, administering the business and affairs of the Fund and selecting, contracting with, compensating, and monitoring the sub-advisors that manage portions of the Fund's assets. In managing the Fund, PGI determines the allocation of the Fund’s assets among the different sleeves and sub-advisors. The Fund’s current sub‑advisors are: DDJ Capital Management, LLC ("DDJ"), Mellon Investments Corporation ("Mellon"), and Neuberger Berman Investment Advisers LLC ("Neuberger Berman").
The sub-advisory agreements with DDJ (dated October 2, 2017), Mellon (dated October 1, 2017), and Neuberger Berman (dated September 4, 2009, as assumed by PGI pursuant to that certain Assumption Agreement dated May 1, 2017 by and between Neuberger Berman and Principal Management Corporation) were most recently approved for renewal by the Board (including a majority of the Independent Directors) on September 11, 2018, in connection with the Board's annual review and continuance of such agreements.
Based on Neuberger Berman's performance and the announced retirement of its lead portfolio manager at the end of 2019, as well as Post's performance and expertise in the high yield fixed-income asset class, PGI recommended terminating Neuberger Berman and appointing Post as sub-advisor for that portion of the Fund managed by Neuberger Berman. As a result of this replacement, Post would manage approximately 30% of the Fund's assets. Based on Post's historical composite performance compared to Neuberger Berman's historical performance, as further described below, PGI believes that the Fund's shareholders will benefit by the replacement of Neuberger Berman as sub-advisor to the Fund by Post. Relative to Neuberger Berman, Post will hold a fewer number of high yield issuers and provide further diversification across the capital structure while maintaining downside protection in risk-off markets.
Pursuant to exemptive orders issued by the SEC, PGI is not required to obtain shareholder approval of sub-advisory agreements, or material amendments to sub-advisory agreements, with (i) unaffiliated sub-advisors or (ii) wholly-owned affiliated sub-advisors (i.e., affiliated sub-advisors that are at least 95% owned, directly or indirectly, by PGI or an affiliated person of PGI), provided shareholders of the applicable fund have approved the fund's use of that order. The Fund's shareholders have approved the Fund's reliance on such order. However, because Post is a majority-owned (but not wholly-owned) affiliate of PGI, the exemptive order does not cover this situation; therefore, shareholders are being asked to approve the new sub-advisory agreement with Post.

THE NEW AGREEMENT
Except with respect to compensation, as described below, and its term, the provisions of the new sub-advisory agreement with Post are the same in all material respects as those of the current sub-advisory agreements for the Fund. The following is a brief summary of the material terms of the agreements. This summary is qualified in its entirety by reference to the form of the new sub-advisory agreement attached as Attachment A to this Proxy Statement.
Under the proposed sub-advisory agreement, as with the current sub-advisory agreements with the current sub-advisors, Post will, among other things:

(1)
provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)	advise and assist PFI's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment services provided to the Fund.

Compensation. Sub-advisory fees are paid by PGI out of the management fee the Fund pays to PGI and are not an additional charge to the Fund. Under the proposed and current sub-advisory agreements, PGI pays each sub-advisor a fee. The fee schedule under the proposed sub-advisory agreement with Post is set forth below. When calculating Post's sub-advisory fee under this fee schedule, the assets Post manages for the Fund will be aggregated with other assets Post manages as set forth in Appendix A to the form of new sub-advisory agreement attached as Attachment A to this Proxy Statement.

Sub-Advisor's Fee as a Percentage of Prior Month End Assets

High Yield Fund I
First $1 billion	0.30%
Over $1 billion	0.27%
The appointment of Post is expected to benefit PGI by increasing, with respect to the assets of the Fund, the amount of the management fees that are retained by PGI and its affiliates rather than being paid to unaffiliated sub-advisors. In addition, this arrangement may be viewed as presenting a conflict of interest because PGI will have a financial incentive to allocate assets to Post rather than to the unaffiliated sub-advisors of the Fund. In approving the new sub-advisory agreement with Post, the Board, including the Independent Directors, considered potential conflicts of interest and that PGI has a fiduciary duty to act in the best interests of the Fund.

POST
Post is an indirect, majority-owned subsidiary of Principal Financial Group, Inc. Post is a global investment manager specializing in high yield securities with a multi-strategy, value-oriented investment approach. Post's headquarters are located at 2049 Century Park East, Suite 3050, Los Angeles, CA 90067. Post is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940.

Management of Post. Set forth below are the names and principal occupations of the principal executive officers and directors of Post.

Name	Address	Position with Post
Christopher J. Reddy	2049 Century Park East Suite 3050 Los Angeles, CA 90067	President and Director
Henry Chyung*	2049 Century Park East Suite 3050 Los Angeles, CA 90067	Chief Investment Officer and Director
Ronald Falls, Jr.	2049 Century Park East Suite 3050 Los Angeles, CA 90067	Chief Operating Officer and Director
Jeffrey Stroll	2049 Century Park East Suite 3050 Los Angeles, CA 90067	Co-Chief Investment Officer and Director

Timothy M. Dunbar	711 High Street Des Moines, IA 50392	Director
Patrick G. Halter	711 High Street Des Moines, IA 50392	Director
Jill Hittner	711 High Street Des Moines, IA 50392	Director
George Jamgochian	2049 Century Park East Suite 3050 Los Angeles, CA 90067	Director
Masamichi Kishimoto	2049 Century Park East Suite 3050 Los Angeles, CA 90067	Director
Scott Sailer	711 High Street Des Moines, IA 50392	Director
Karen E. Shaff	711 High Street Des Moines, IA 50392	Director
*Mr. Chyung is scheduled to retire at the end of 2019.
Similar Investment Companies Advised by Post. Post currently acts as investment advisor to the following registered investment companies having similar investment objectives as those of the Fund.

Fund	Size*	Fee**
1290 VT High Yield Bond	$91,303,799	0.40%
Global Diversified Income Fund	$1,056,129,161	0.30%
* Approximate fund size as of March 31, 2019. ** Annual fee rate based on net assets of the fund.

Fees Paid to Post. PGI paid no fees to Post for the fiscal year ending October 31, 2018 with respect to the Fund.
Payments to Affiliates. Post is an affiliate of PGI and the Distributor. For the fiscal year ended October 31, 2018, the Fund paid PGI management fees of approximately $8,635,000 and the Distributor Rule 12b-1 distribution fees of approximately $17,000. For the fiscal year ended October 31, 2018, the Fund did not pay any brokerage commissions to brokers affiliated with PGI or sub-advisors of PFI.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
On March 11, 2019, the Board considered the approval of a sub-advisory agreement with Post with respect to an actively managed investment sleeve of the Fund. Based upon its review, the Board concluded that it was in the best interests of the Fund to approve the new sub-advisory agreement. In reaching this conclusion, no single factor was determinative in the Board’s analysis, but rather the Board considered a variety of factors.
The Board considered the nature, quality, and extent of the services expected to be provided under the sub-advisory agreement. The Board considered the reputation, qualifications, and background of Post, the investment approach of Post, the experience and skills of Post’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. The Board noted that Post currently provides sub-advisory services for an investment sleeve of another PFI Fund, and that the Board had reviewed and had approved for renewal that sub-advisory agreement at its September 2018 Board meeting. In addition, the Board considered PGI’s program for recommending, monitoring, and replacing sub-advisors, that such program emphasizes the selection of Principal-affiliated sub-advisors that are determined to be qualified under its due diligence process, and that PGI recommended Post based upon that program.

The Board reviewed the historical one-, three-, five-, and ten-year performance returns as of December 31, 2018, gross and net of proposed fees, of Post in a composite managed in accordance with the proposed investment strategy for the actively managed investment sleeve of the Fund that Post is proposed to manage, as compared to the historical performance returns of the current sub-advisor to that investment sleeve and a relevant benchmark index. The Board noted that Post’s historical composite outperformed the historical performance returns of the current sub-advisor, gross and net of proposed fees, for the one-, five-, and ten-year periods ended December 31, 2018, and that Post’s historical composite outperformed the benchmark index, gross of proposed fees, for the one- and five-year periods ended December 31, 2018. The Board concluded, based upon the information provided, that Post is qualified.
The Board considered the proposed sub-advisory fee to be paid to Post and compared such fee to the current sub-advisory fee paid to the current sub-advisor, further noting that PGI compensates sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the proposed sub-advisory agreement. The Board noted that the proposed sub-advisory fee schedule includes breakpoints and concluded that such fee schedule reflects an appropriate recognition of economies of scale at currently anticipated asset levels. The Board further noted that Fund shareholders benefit from breakpoints in the management fee schedule, which, among other things, allows PGI to extend to Fund shareholders benefits from breakpoints in the sub-advisory fee schedule. The Board considered Post’s representation that it does not have any advisory clients with a lower fee for the specific mandate that it will manage for the Fund and PGI’s statement that it found the proposed sub-advisory fee schedule to be competitive. The Board also considered that Post's appointment is contingent upon the Fund's shareholders approving the sub-advisory agreement, which will involve the costs of holding a shareholder meeting. On the basis of the information provided, the Board concluded that the proposed sub-advisory fee was reasonable.
The Board also considered the character and amount of other fall-out benefits to be received by Post. The Board noted that the portfolio trades for the investment sleeve to be managed by Post would not generate commissions, and, therefore, soft dollars would not be applicable. The Board concluded, on the basis of the information provided, that the proposed sub-advisory fee was reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the sub-advisory agreement are fair and reasonable and that approval of the sub-advisory agreement is in the best interests of the Fund.

VOTING INFORMATION
Voting Procedures. Please vote your shares by mailing the enclosed proxy card(s) in the enclosed postage-paid envelope or by following the instructions on the proxy card(s) for voting by Internet or telephone. Shareholders who wish to attend the Meeting in person may call 1-800-222-5852 if they have any questions.
If you complete and return the enclosed proxy card(s) (or if you give your proxy by Internet or telephone), the persons named on the card(s) as proxies will vote your shares as you indicate on the proxy card(s) (or as you instruct by Internet or telephone) or for approval of the proposal if you do not give an indication. You may change your vote and revoke your proxy at any time before it is voted at the Meeting in any of the following ways:

(i)	by sending a written notice of revocation to the Meeting Secretary of Principal Funds, Inc., in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;

(ii)	by submitting another properly signed proxy card at a later date to the Meeting Secretary of Principal Funds, Inc., in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;

(iii)	by submitting another proxy by the Internet or telephone at a later date; or
(iv) being present and voting in person at the Meeting after giving oral notice of the revocation to the Chair of the Meeting.
Voting Rights. Only shareholders of record at the close of business on April 1, 2019 (the “Record Date”) are entitled to vote. The shareholders of the Fund will vote together and not by class of shares on the proposal. You are entitled to one vote on each matter submitted to the shareholders of the Fund for each share of the Fund that you hold, and fractional votes for fractional shares held. The proposal requires for approval the affirmative vote of a “majority of the outstanding voting securities,” which is defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund (such lesser amount being a "Majority of the Outstanding Voting Securities"). Under this definition, the proposal could be approved by as little as approximately one-third of the outstanding voting securities of the Fund.
If the required shareholder approval is not obtained, Neuberger Berman will continue to serve as the Fund's sub-advisor pending further Board or shareholder action.
The number of votes eligible to be cast at the Meeting as of the Record Date and other share ownership information is set forth below under “Outstanding Shares and Share Ownership.”
Quorum Requirements; Abstentions and Broker Non-Votes. A quorum must be present at the Meeting for the transaction of business. The presence in person or by proxy of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for a meeting of the Fund.
Abstentions, if any, will be considered present for purposes of determining the existence of a quorum but will be disregarded in determining the votes cast on the proposal. As a result, because the proposal requires the affirmative vote of a Majority of the Outstanding Voting Securities, as defined above, abstentions will have the effect of a vote against the proposal.
Broker non-votes, if any, will also be considered present for purposes of determining the existence of a quorum but will be disregarded in determining the votes cast on the proposal. A broker non-vote occurs when a broker or nominee indicates it has not received voting instructions from a shareholder and is barred from voting the shares without such shareholder instructions because the proposal is considered non-routine under the rules of the New York Stock Exchange. The proposal may be considered non-routine, so your broker or nominee likely will not be permitted to vote your shares if it has not received instructions from you, resulting in broker non-votes. A broker non-vote on the proposal will have the same effect as a vote against the proposal.
If the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Meeting, the persons named as proxies or any shareholder present at the Meeting may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the Fund present in person or by proxy at the Meeting.

The persons named as proxies and any shareholder present at the Meeting will vote for or against any adjournment in their discretion.
Solicitation Procedures. PFI intends to solicit proxies by mail. Officers or employees of PFI, PGI, or their affiliates may make additional solicitations by telephone, Internet, or personal contact. They will not be specially compensated for these services. Brokerage houses, banks, and other fiduciaries may be requested to forward soliciting materials to their customers and to obtain authorization for the execution of proxies. For those services, PFI will reimburse them for their out-of-pocket expenses. PFI has retained the services of a professional proxy soliciting firm, Computershare Fund Services, to assist in soliciting proxies and provide other services in connection therewith and estimates that the total cost of such services will be approximately $8,500.
Expenses of the Meeting. PGI will pay the expenses of the Meeting, including those associated with the preparation and distribution of proxy materials and the solicitation of proxies.

OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the Record Date, the number of shares outstanding and entitled to vote for each class of shares of the Fund:

SHARE CLASS	SHARES OUTSTANDING
A	648,287
Institutional	374,986,675
As of the Record Date, the Directors and officers of PFI together owned beneficially less than 1% of the outstanding shares of any class of shares of the Fund.

As of the Record Date, the following persons owned of record, or were known by PFI to own beneficially, 5% or more of the outstanding shares of any class of shares of the Fund:

Share Class	Name/Address of Owner	Percent of Ownership	Number of Shares
A	LPL FINANCIAL	17.29%	112,098.28
	OMNIBUS CUSTOMER ACCOUNT
	ATTN MUTUAL FUND TRADING
	4707 EXECUTIVE DR
	SAN DIEGO CA 92121-3091

A	NATIONAL FINANCIAL SERVICES LLC	15.12%	97,993.09
	FOR THE EXCL BENEFIT OF
	OUR CUSTOMERS
	499 WASHINGTON BLVD
	ATTN MUTUAL FUNDS DEPT 4TH FL
	JERSEY CITY NJ 07310-1995

Institutional	PRINCIPAL GLOBAL INVESTORS	53.56%	200,861,280.35
	TRUST CO
	PRINCIPAL LIFETIME HYBRID
	COLLECTIVE INVESTMENT FUNDS
	1300 SW 5TH AVE STE 3300
	PORTLAND OR 97201-5640

Institutional	LIFETIME 2030 FUND	8.05%	30,176,409.26
	ATTN MUTUAL FUND ACCTING H221
	711 HIGH ST
	DES MOINES IA 50392-0001

Institutional	PRINCIPAL LIFE INS COMPANY CUST	7.07%	26,505,319.70
	FBO PRINCIPAL FINANCIAL GROUP
	OMNIBUS WRAPPED
	ATTN PLIC PROXY COORDINATOR
	711 HIGH ST
	DES MOINES IA 50392-0001

Institutional	LIFETIME 2020 FUND	6.01%	22,526,657.55
	ATTN MUTUAL FUND ACCTING H221
	711 HIGH ST
	DES MOINES IA 50392-0001

OTHER MATTERS
PFI does not know of any matters to be presented at the Meeting other than the proposal described in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any PFI Fund must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.
Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record, unless PFI has received instructions to the contrary. If you need additional copies of this Proxy Statement, or if you do not want the mailing of a Proxy Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Shareholder Services Department toll free at 1-800-222-5852 or by writing to PFI at P.O. Box 219971, Kansas City, MO 64121-9971. PFI will promptly deliver, upon request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed.

BY ORDER OF THE BOARD OF DIRECTORS
May 17, 2019
Des Moines, Iowa
It is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend the Meeting in person are urged to complete, sign, date, and return the proxy card(s) in the enclosed envelope or give their proxy by Internet or telephone.

FORM OF
ATTACHMENT A

PRINCIPAL FUNDS, INC.
AMENDED AND RESTATED SUB‑ADVISORY AGREEMENT
POST SUB-ADVISED SERIES
AMENDED AND RESTATED SUB‑ADVISORY AGREEMENT (the “Agreement”) executed as of the ________________, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (hereinafter called "the Manager"), and POST ADVISORY GROUP, LLC, a Delaware limited liability company (hereinafter called “the Sub-Advisor").
W I T N E S S E T H:
WHEREAS, the Manager is the manager and investment adviser to each Fund of the Principal Funds, Inc., (the "Fund"), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to the Management Agreement (the “Management Agreement”); and
WHEREAS, the Manager, acting pursuant to the Management Agreement, desires to retain the Sub‑Advisor, and the Fund’s shareholders and Board of Directors have approved the retention of the Sub-Advisor, to furnish certain investment advisory services for each series identified in Appendix A (hereinafter called the “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services; and
WHEREAS, the Manager and the Sub-Advisor agree to amend and restate the Amended and Restated Sub-Advisory Agreement between the Manager (having assumed the rights and obligation of Principal Management Corporation) and the Sub-Advisor dated January 1, 2018 with this Agreement; and
WHEREAS, the Manager has furnished the Sub‑Advisor with true and complete copies properly certified or authenticated of each of the following documents, and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	The Management Agreement with the Fund;

(b)	The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

(c)	The Fund's Articles of Incorporation and By‑laws;

(d)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub‑Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub‑Advisor
The Sub-Advisor will:

(a)	Provide investment advisory services, including but not limited to research, investment advice and supervision for the Series.

(b)
Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Series’ investment objective and policies (as provided to the Sub-Advisor in writing).

(c)
Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws, the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)
Advise and assist the officers of the Fund, as reasonably requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

(e)
Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Series, its compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information, subject to receipt of such additional information in writing as may be required from the Manager and provided in accordance with Section 11(d) of this Agreement. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services it provides to the Series.

(f)
Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Series are being observed.

(g)
Upon request, provide assistance in the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement. The Sub-Advisor does not assume and shall not be responsible for the payment of any expenses of the Manager or the Fund not specifically set forth in this Agreement, including, without limitation, all expenses relating to the acquisition, disposition or ownership of financial instruments held in the Fund, including without limitation, brokerage commissions, dividends payable with respect to securities sold short, custodial fees, bank service fees, interest on Fund-related loans and debit balances, transfer taxes, fees for independent valuation services, legal fees incurred on behalf of the Fund or the Manager in connection with the acquisition, disposition, settlement or ownership of financial instruments held in the Fund, and the Sub-Advisor shall be entitled to reimbursement from the Fund and/or the Manager for such expenses, if any, paid by the Sub-Advisor, provided, however, that the payment of or reimbursement to the Sub-Advisor for any such expenses would require pre-approval by the Manager.

(i)
Open accounts with broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series. The Sub-Advisor will report on such allocations at the written request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which the Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Series. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(j)
Section 871(m) Transactions: Sub-Advisor shall not on behalf of the Fund enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i), Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Fund, and (ii), The foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).

(k)
Maintain all accounts, books and records with respect to the portion of the Series managed by the Sub-advisor, as required by an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940 (the “Investment Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund or the Manager.

(l)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor’s current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics.

(m)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of the Series.

(n)
Provide such information as is customarily provided by a sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Sub-Advisor will advise Manager of any changes in Sub-Advisor’s Senior Management (i.e. Chief Investment Officer and Chief Executive Officer) within a reasonable time after any such change. Manager acknowledges receipt of Sub-Advisor’s Form ADV more than 48 hours prior to the execution of this Agreement.

(o)
Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series. The Manager shall cause to be forwarded to Sub-Advisor all proxy solicitation materials that it receives and shall assist Sub-Advisor in its efforts to conduct the proxy voting process.

3.	Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

4.	Compensation
As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Fund, the Manager shall pay the Sub-Advisor the compensation specified in Appendix A to this Agreement.

5.	Manager Representations and Warranties
The Manager represents and warrants to the Sub-Advisor that (i) the retention of the Sub-Advisor by the Manager as contemplated by this Agreement is authorized by the governing documents of the Manager; (ii) the execution, delivery and performance of each of this Agreement and the Management Agreement does not violate any obligation by which the Manager or its property is bound, whether arising by contract, operation of law or otherwise; (iii) the Manager has met and will seek to continue to meet for so long as this Agreement remains in effect, all applicable federal and state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by the Management Agreement; (iv) the Manager will promptly notify the Sub-Advisor of the occurrence of any event that would disqualify the Manager from serving as an investment adviser of an investment company; and (v) each of this Agreement and Management Agreement has been duly authorized by appropriate action of the Manager and when executed and delivered by the Manager will be the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms hereof.

6.	Sub-Advisor Representations and Warranties
The Sub-Advisor represents and warrants to the Manager that (i) the Sub-Advisor is registered as an investment adviser under the Investment Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) the Sub-Advisor is not prohibited by the 1940 Act, the Investment Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) the Sub-Advisor has met and will seek to continue to meet for so long as this Agreement remains in effect, all applicable federal and state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) the Sub-Advisor has the authority to enter into and perform the services contemplated by this Agreement; (v) the Sub-Advisor will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Advisor from serving as an investment adviser; (vi) this Agreement has been duly authorized by appropriate action of the Sub-Advisor and when executed and delivered by the Sub-Advisor will be the legal, valid and binding obligation of the Sub-Advisor, enforceable against the Sub-Advisor in accordance with its terms hereof.

7.	Liability of Sub‑Advisor
Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager, the Fund or its shareholders, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

8.	Supplemental Arrangements
The Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑ Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

9.	Services Not Exclusive
The services of the Sub-Advisor to the Manager and the Fund are not to be deemed exclusive and the Sub-Advisor shall be free to render similar services to others. It is specifically understood that directors, officers and employees of the Sub-Advisor and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment advisory clients. The Manager agrees that the Sub-Advisor may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. Nothing in this Agreement shall be deemed to require the Sub-Advisor, its principals, affiliates, agents or employees to purchase or sell for the Fund any security which it or they may purchase or sell for its or their own account or for the account of any other client.

10.	Regulation
The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

11.	Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.
If the the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.
This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 12, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and “majority of the outstanding voting securities”) shall be applied.

12.	Amendment of this Agreement
No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

13.	General Provisions

(a)
Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200, and the address of the Sub‑Advisor shall be Post Advisory Group, LLC, 1620 26th Street, Suite 6500N, Santa Monica, CA 90404 ATTN: Legal Department.

(c)	The Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

(1)
the Sub‑Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

(2)
the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

(d)
The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)
The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. Sub-advisor further represents that it is contrary to the Sub-advisor’s policies to permit those who select brokers or dealers for execution of fund portfolio securities transactions to take into account the broker or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)
The Sub-Advisor agrees that, except to the extent required by applicable law, neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(g)	This Agreement contains the entire understanding and agreement of the parties.
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By
	Name:	Michael J. Beer
	Title:	Executive Director - Principal Funds

By
	Name:	Adam U. Shaikh
	Title:	Assistant General Counsel

POST ADVISORY GROUP, LLC

By
	Name:	Ronald Falls, Jr.
	Title:	Chief Operating Officer

APPENDIX A
The Manager will pay the Sub-Advisor, as full compensation for all services provided under this Agreement, a sub-advisory management fee computed and paid monthly, at an annual rate as shown below of the Series’ net assets as of the last business day of the preceding calendar month allocated to Post’s management, provided that for the first month the Sub-Advisor is retained, the fee will be computed by using the Series’ net assets as of the last business day of the month in which assets are first allocated to the Sub-Advisor’s management.
In calculating the fee for a series included in the table below, assets of any unregistered separate account of Principal Life Insurance Company as well as assets of registered investment companies, and collective investment trusts, and Undertakings for Collective Investment in Transferable Securities (UCITS) funds sponsored by Principal Financial Group, Inc. or any affiliate and to which Sub-Advisor provides investment advisory services with the same investment mandate as the series for which the fee is calculated (such as the Global Diversified Income Fund and the High Income Fund), will be combined with the assets of the series to arrive at net assets.
If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Series of the Principal Funds, Inc.	Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Asset

Global Diversified Income Fund	First $1 billion	0.30%
High Income Fund	Over $1 billion	0.27%

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for Each Series
Series	Effective Date	Initial Term
Global Diversified Income Fund	01/11/2013	2 Years
High Income Fund		2 Years

YOUR VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

Please detach at perforation before mailing.
PROXY CARD PRINCIPAL FUNDS, INC. (“PFI”)
HIGH YIELD FUND I (the “Fund”)
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2019

This proxy is solicited on behalf of the Board of Directors of PFI. The undersigned shareholder appoints Michael J. Beer, Laura B. Latham, and Adam U. Shaikh, and each of them separately, Proxies, with power of substitution, and authorizes them to represent and to vote as designated on this ballot, at the special meeting of shareholders of the Fund to be held June 21, 2019 at 10:00 a.m., Central Time, and any adjournments or postponements thereof, all the shares of the Fund that the undersigned shareholder would be entitled to vote if personally present.
Check the appropriate box on the reverse side of this ballot, date the ballot, and sign exactly as your name appears. Your signature acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement. Shares will be voted as you instruct. If no direction is made, the proxy will be voted FOR the proposal listed on the reverse side. The Proxies will also be authorized to vote in their discretion upon such other matters that may properly come before the meeting.
VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
PFI_30604_041719

YOUR VOTE IS IMPORTANT -
PLEASE VOTE THIS PROXY CARD TODAY!
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to Be Held on June 21, 2019.
The Proxy Statement and Proxy Card for this Meeting are available at:
https://www.proxy-direct.com/pri-30604
IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD
Please detach at perforation before mailing.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors of PFI recommends that shareholders of the Fund vote FOR the following:
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒
A.    Proposal     FOR    AGAINST    ABSTAIN

1.	Approval of a new Sub-Advisory Agreement with Post Advisory Group, LLC for the Fund. ☐ ☐ ☐

B.    Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below

Note:
Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity, or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below    Signature 1 ─ Please keep signature within the box    Signature 2 ─ Please keep signature within the box

/ /

Scanner bar code

■    xxxxxxxxxxxxxx    PFI 30604    M    xxxxxxxx    +

PROXY TABULATOR To vote by Internet P.O. BOX 9112 FARMINGDALE, NY 11735 1) Read the Proxy Statement and have the voting instruction card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the voting instruction card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the voting instruction card below. 3) Sign and date the voting instruction card. 4) Return the voting instruction card in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E80466-Z74920 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors of PFI recommends that shareholders of the Fund vote FOR the following: For Against Abstain 1. Approval of a new Sub-Advisory Agreement with Post Advisory Group, LLC for the Fund. ! ! ! Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity, or in another representative capacity, please give the full title under the signature. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on June 21, 2019. The Proxy Statement for this meeting is available at: www.proxyvote.com E80467-Z74920 VOTING INSTRUCTION CARD PRINCIPAL FUNDS, INC. ("PFI") HIGH YIELD FUND I (the "Fund") PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2019 The undersigned hereby appoints the Insurance Company mentioned on the reverse side of this Voting Instruction Card and hereby authorizes it to represent and to vote, as designated on the reverse, at the Special Meeting of Shareholders on June 21, 2019, and at any adjournments or postponements thereof, all shares of the Fund attributable to his or her participation in an annuity or life insurance contract issued by such Insurance Company as directed on the reverse side of this Card. IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE PROPOSAL. If you fail to return this Voting Instruction Card, depending on the separate account, the Insurance Company will either not vote all shares attributable to the account value, or will vote all shares attributable to the account value in proportion to all voting instructions for the Fund actually received from contract holders in the separate account. PLEASE DATE AND SIGN NAME OR NAMES AS PRINTED ON THE REVERSE SIDE TO AUTHORIZE THE VOTING OF THE SHARES AS INDICATED. IF SIGNING AS A REPRESENTATIVE, PLEASE INCLUDE CAPACITY. PLEASE VOTE YOUR VOTING INSTRUCTION CARD TODAY